UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    March 5, 2007

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2007, the Compensation Committee of the Board of Directors of Career Education Corporation (the “Registrant”) approved an Executive Bonus Plan (the “Plan”) for all bonuses calculated for payment to, or otherwise earned by, certain designated executive employees of the Registrant (“Participants”) under the Plan.  The purpose of the Plan is to develop a high quality organization by attracting, retaining, and rewarding Participants, and to reward Participants who exceed predetermined performance goals.

The Plan is effective for all bonuses calculated for payment to, or otherwise earned by, Participants under the Plan during the Plan term, which begins on January 1, 2007, and ends on December 31, 2007.  The Plan will remain in effect for the entire term until explicitly amended, replaced by another plan, or terminated.

The Plan establishes multiple bonus pools, including bonus pools for the Registrant’s group senior management and corporate executive management.  The bonus pool for group senior management Participants is based, in part, on group earnings before interest income and expense, federal and state income taxes, amortization expense, and gains or losses on the sale of securities and fixed or capital assets involving the sale of a business unit and before other extraordinary gains and losses (“Group EBITA”), relative to targeted Group EBITA, and the Registrant’s earnings before interest income and expense, federal and state income taxes, and gains or losses on sale of securities or capital assets involving the sale of a business unit and before other extraordinary gains and losses (“Registrant EBIT”) relative to targeted Registrant EBIT.  The bonus pool for corporate executive management Participants is based, in part, on achieved Registrant EBIT relative to targeted Registrant EBIT.  Bonuses payable under the Plan to each group senior management Participant and each corporate executive management Participant are also based on individual performance relative to performance goals established for each Participant at time of hire or at the beginning of the Plan year and adjusted as necessary during the Plan year.

The target bonus payable under the Plan to a Participant is calculated as the product of the Participant’s target bonus percentage and the Participant’s eligible earnings.

Seventy-five percent of a group senior management Participant’s target bonus payout is based upon financial performance (the “Profitability Portion”), and twenty-five percent a of group senior management Participant’s target bonus payout is based upon the achievement of individual performance goals.  Up to sixty percent of the Profitability Portion for a group senior management Participant is awarded based on whether, and to what extent, the group achieves at least ninety percent of its targeted Group EBITA.  Up to forty percent of the Profitability Portion for a group senior management Participant is awarded if the Registrant achieves at least ninety percent of its targeted Registrant EBIT.

Up to seventy-five percent of a corporate executive management Participant’s target bonus payout is awarded if the Registrant achieves ninety percent of its targeted Registrant EBIT, and twenty-five percent of a corporate executive management Participant’s target bonus payout is based upon the achievement of individual performance goals.

An over-achievement bonus pool is also available under the Plan for payment of additional bonus amounts to  Participants if the achieved Registrant EBIT exceeds targeted Registrant EBIT.  The funding of an over-achievement bonus pool, computed under the Plan as twenty percent of achieved Registrant EBIT in excess of targeted Registrant EBIT, cannot reduce the Registrant’s post over-achievement net income margin to less than the Registrant’s targeted net income margin.  This pool is shared with plan participants from other corporate bonus plans.

All Participants must be employed by the Registrant at the end of the calendar year in order to receive a bonus award.  However, bonus awards may be prorated based upon the number of full months that a Participant served in a Plan-eligible position.

On March 5, 2007, the Compensation Committee of the Board of Directors of the Registrant also approved a bonus plan for all bonuses calculated for payment to, or otherwise earned by, non-executive corporate employees of the Registrant.

The description of the terms of the Plan contained herein does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Career Education Corporation Executive Bonus Plan, effective January 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President, Chief Financial Officer, and Assistant Secretary

Dated: March 9, 2007

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Career Education Corporation Executive Bonus Plan, effective January 1, 2007